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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S  CONSENT

We consent to the incorporation by reference in the previously filed Registration Statement No. 333-74087 of World Color Press, Inc. on Form S-4 of our report dated January 22, 2001, appearing in the Annual Report on Form 10-K of Quebecor World (USA) Inc. for the year ended December 30, 2000.

DELOITTE & TOUCHE LLP
New York, New York
March 27, 2001